PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
David Lim
+1 844-632-1060
IR@univar.com

Univar Reports 2018 Second Quarter Financial Results
Improved sales force execution and diligent cost management deliver near double-
digit Adjusted EBITDA growth; Gross margin and Adjusted EBITDA margin increased;
Gross profit grew in all business segments

Second Quarter 2018 Highlights

•	Univar reported net income of $56.1 million, or $0.40 per share, compared to $31.3 million, or $0.22 per share in the prior year second quarter.

•	Adjusted earnings per share grew 17.5 percent to $0.47 per share from $0.40 per share in the prior year second quarter.

•	Adjusted EBITDA grew 9.2 percent to $173.1 million driven by solid core business performance and strong operating leverage.

•	USA sales increased 10.0 percent, driven by improved sales force execution, chemical price inflation and volume growth.

•	Univar's leverage ratio was reduced to 4.0x from 4.7x at June 30, 2017, reflecting growth in Adjusted EBITDA and a $143 million reduction in net debt.

•	Full year guidance reaffirmed at low double digit growth in Adjusted EBITDA, and Adjusted earnings per share of $1.65 to $1.85.

DOWNERS GROVE, Ill. – August 1, 2018 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical and ingredients distributor and provider of value-added services, announced today its financial results for the second quarter ended June 30, 2018.

Univar reported net income of $56.1 million, or $0.40 per share, compared to net income of $31.3 million, or $0.22 per share, in the second quarter of 2017. Adjusted earnings per share increased 17.5 percent to $0.47 per share from $0.40 per share in the prior year second quarter.

Adjusted EBITDA grew 9.2 percent to $173.1 million from $158.5 million in the second quarter last year and Adjusted EBITDA margin expanded 20 basis points to 7.3 percent reflecting higher gross margin, effective cost management and operating leverage.

Consolidated sales increased 5.6 percent while gross profit grew 7.3 percent to $500.5 million largely due to improvements in the Company's sales force effectiveness and favorable change in product and market mix. Gross profit grew across all segments.

“Our strategy is working, our global execution is improving,” said David Jukes, president and chief executive officer. "The investment in our sales force effectiveness is showing improved results across all of our regions during the second quarter and we continue to receive more product authorizations from our supplier partners, both of which position us well for future growth. We delivered strong growth in both the EMEA and Latin America regions, and the pace of our USA transformation continues to accelerate. Our entire company is energized to maintain our momentum as we enter the second half of the year."

"Disciplined cost management and productivity gains enabled us to lower our operating expenses as a percentage of sales in the second quarter, while making targeted investments in our business for growth,” added Carl Lukach, executive vice president and chief financial officer. “Strong organizational focus on managing our cash flow allowed us to pay down additional debt and further strengthen our balance sheet."

Company Performance
The results of Univar's operating performance are described below and, unless otherwise indicated, are a comparison of second quarter 2018 results with second quarter 2017 results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

	(Unaudited)
	Three months ended June 30,				% change
(in millions)	2018	2017	$ change	% change	excl. currency

External Net Sales
USA	$1,309.8	$1,191.1	$118.7	10.0%	10.0%
Canada	450.9	492.4	(41.5)	(8.4)%	(12.1)%
EMEA	511.9	463.7	48.2	10.4%	3.7%
Rest of World	100.0	99.8	0.2	0.2%	5.4%
Total Consolidated Net Sales	$2,372.6	$2,247.0	$125.6	5.6%	3.6%

Gross Profit
USA	$290.8	$275.7	$15.1	5.5%	5.5%
Canada	68.9	67.5	1.4	2.1%	(1.9)%
EMEA	118.2	104.7	13.5	12.9%	5.7%
Rest of World	22.6	18.5	4.1	22.2%	30.3%
Total Consolidated Gross Profit	$500.5	$466.4	$34.1	7.3%	5.4%

Adjusted EBITDA
USA	$97.2	$91.8	$5.4	5.9%	5.9%
Canada	34.6	36.5	(1.9)	(5.2)%	(8.8)%
EMEA	40.1	34.2	5.9	17.3%	10.5%
Rest of World	9.1	4.9	4.2	85.7%	98.0%
Other*	(7.9)	(8.9)	1.0	11.2%	11.2%
Total Consolidated Adjusted EBITDA	$173.1	$158.5	$14.6	9.2%	7.3%
* Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights

USA – Adjusted EBITDA increased 5.9 percent to $97.2 million, the sixth consecutive quarter of growth, reflecting strong operating leverage. USA segment sales grew 10.0 percent as a result of improved sales force execution, chemical price inflation and higher volumes. Gross profit grew 5.5 percent on slightly lower margins, reflecting strong industrial demand in bulk commodity chemicals which resulted in a higher mix of bulk commodity chemical sales compared to last year.

Canada – Strong double digit growth in Industrial Chemicals Adjusted EBITDA was offset by soft agriculture demand due to weather impacts resulting in Adjusted EBITDA of $34.6 million. Gross margin increased 160 basis points to 15.3 percent while Adjusted EBITDA margin expanded 30 basis points to 7.7 percent, reflecting strength in key growth markets such as coatings and personal care, and improving sales force execution in Industrial Chemicals.

EMEA – Adjusted EBITDA increased 17.3 percent to $40.1 million due to double digit growth in Focused Industries, favorable mix and improved sales force execution. Gross margin increased 50 basis points to 23.1 percent and Adjusted EBITDA margin expanded 40 basis points to 7.8 percent, driven by mix improvement and strong cost management.

Rest of World – Adjusted EBITDA grew $4.2 million, or 85.7 percent to $9.1 million driven by strong performance in both Brazil and Mexico along with increasing profitability in Asia Pacific. Higher margins and an improved geographical mix in Latin America, along with contributions from the Tagma acquisition, led to an increase in profitability. Gross margin increased 410 basis points to 22.6 percent and Adjusted EBITDA margin expanded 420 basis points to 9.1 percent.

Outlook

The Company continues to make progress against its strategic growth plan and 2021 financial targets. For the full year 2018, Univar remains on track to deliver low double digit growth in Adjusted EBITDA, and Adjusted earnings per share in the range of $1.65 and $1.85.

For the third quarter of 2018, Univar expects low double digit Adjusted EBITDA growth.

Univar to Host Webcast on August 1, 2018 at 9:00 a.m. EDT

The Company will host a webcast with investors to discuss the second quarter results at 9:00 a.m. ET on August 1, 2018, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted earnings per share

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of employee stock-based compensation expense, restructuring charges, other employee termination costs, business optimization, acquisition and integration related expenses, and other unusual or non-recurring expenses), loss on extinguishment of debt and other (expense) income, net (which consists of gains (losses) on foreign currency transactions and undesignated derivative instruments, debt amendment costs, non-operating retirement benefits, and other non-operating activity). Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA conversion ratio is Adjusted EBITDA as a percentage of Gross Profit. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	The Company reports Adjusted EBITDA to its lenders as required under the covenants of its credit agreements;

•	The Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations;

•
Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses and therefore more closely measures our operational performance;

•	The Company uses Adjusted EBITDA in setting performance incentive targets in order to align performance measurement with operational performance; and

•
Other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

The Company has incorporated an Adjusted net income and Adjusted earnings per share metric as a complementary metric to GAAP earnings per share to provide additional transparency to ongoing performance. Adjusted net income excludes the same items as Adjusted EBITDA, except for stock-based compensation expense and non-operating retirement benefits.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedules A and D.

About Univar
Founded in 1924, Univar (NYSE: UNVR) is a global chemical and ingredients distributor and provider of value-added services, working with leading suppliers worldwide. Supported by a comprehensive team of sales and technical professionals with deep specialty and market expertise, Univar operates hundreds of distribution facilities throughout North America, Western Europe, Asia-Pacific and Latin America. Univar delivers tailored customer solutions through a broad product and services portfolio sustained by one of the most extensive industry distribution networks in the world. For more information, visit www.univar.com.

Forward-Looking Statements

This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions, except per share data)	2018	2017	2018	2017
Net sales	$2,372.6	$2,247.0	$4,530.6	$4,245.8
Cost of goods sold	1,872.1	1,780.6	3,543.5	3,340.0
Gross profit	$500.5	$466.4	$987.1	$905.8
Operating expenses:
Outbound freight and handling	86.5	71.9	165.8	142.9
Warehousing, selling and administrative	240.9	236.0	481.9	464.5
Other operating expenses, net	11.0	24.2	24.6	44.0
Depreciation	30.9	34.1	62.3	70.0
Amortization	13.8	16.5	27.2	33.2
Total operating expenses	$383.1	$382.7	$761.8	$754.6
Operating income	$117.4	$83.7	$225.3	$151.2
Other (expense) income:
Interest income	0.9	0.8	2.1	1.7
Interest expense	(32.9)	(36.6)	(69.0)	(73.3)
Loss on extinguishment of debt	—	—	—	(0.8)
Other (expense) income, net	(2.1)	(9.3)	0.5	(16.0)
Total other expense	$(34.1)	$(45.1)	$(66.4)	$(88.4)
Income before income taxes	83.3	38.6	158.9	62.8
Income tax expense	27.2	7.3	37.4	8.9
Net income	$56.1	$31.3	$121.5	$53.9
Income per common share:
Basic	$0.40	$0.22	$0.86	$0.38
Diluted	0.40	0.22	0.86	0.38
Weighted average common shares outstanding:
Basic	141.1	140.1	141.0	139.8
Diluted	142.0	141.3	142.0	141.2

Univar Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$128.6	$467.0
Trade accounts receivable, net	1,369.2	1,062.4
Inventories	880.3	839.5
Prepaid expenses and other current assets	179.9	149.6
Total current assets	$2,558.0	$2,518.5
Property, plant and equipment, net	964.2	1,003.0
Goodwill	1,800.2	1,818.4
Intangible assets, net	267.1	287.7
Deferred tax assets	23.7	22.8
Other assets	95.9	82.3
Total assets	$5,709.1	$5,732.7
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$8.2	$13.4
Trade accounts payable	1,127.3	941.7
Current portion of long-term debt	79.6	62.0
Accrued compensation	74.4	100.7
Other accrued expenses	264.0	301.6
Total current liabilities	$1,553.5	$1,419.4
Long-term debt	2,590.1	2,820.0
Pension and other postretirement benefit liabilities	246.5	257.1
Deferred tax liabilities	49.2	35.4
Other long-term liabilities	98.8	110.7
Total liabilities	$4,538.1	$4,642.6
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of June 30, 2018 and December 31, 2017	$—	$—
Common stock, 2.0 billion shares authorized at $0.01 par value with 141.4 million and 141.1 million shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	1.4	1.4
Additional paid-in capital	2,313.4	2,301.3
Accumulated deficit	(812.3)	(934.1)
Accumulated other comprehensive loss	(331.5)	(278.5)
Total stockholders’ equity	$1,171.0	$1,090.1
Total liabilities and stockholders’ equity	$5,709.1	$5,732.7

Univar Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2018	2017	2018	2017
Operating activities:
Net income	$56.1	$31.3	$121.5	$53.9
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	44.7	50.6	89.5	103.2
Amortization of deferred financing fees and debt discount	1.9	1.9	3.9	3.9
Amortization of pension credit from accumulated other comprehensive loss	0.1	(0.1)	0.1	(0.1)
Loss on extinguishment of debt	—	—	—	0.8
Deferred income taxes	8.0	(2.0)	5.0	(5.3)
Stock-based compensation expense	4.3	5.1	13.7	11.5
Other	0.7	0.2	1.1	0.7
Changes in operating assets and liabilities:
Trade accounts receivable, net	(110.8)	(179.2)	(330.2)	(321.6)
Inventories	28.5	28.5	(51.6)	(37.9)
Prepaid expenses and other current assets	(11.0)	5.7	(25.1)	(13.2)
Trade accounts payable	139.2	172.5	206.5	252.4
Pensions and other postretirement benefit liabilities	(11.7)	(10.2)	(23.3)	(19.2)
Other, net	(60.0)	(39.7)	(60.1)	(41.6)
Net cash provided (used) by operating activities	$90.0	$64.6	$(49.0)	$(12.5)
Investing activities:
Purchases of property, plant and equipment	$(28.9)	$(17.7)	$(45.1)	$(38.6)
Purchases of businesses, net of cash acquired	(11.5)	—	(20.4)	(0.5)
Proceeds from sale of property, plant, and equipment	0.3	—	2.5	—
Other	—	1.3	—	1.0
Net cash used by investing activities	$(40.1)	$(16.4)	$(63.0)	$(38.1)
Financing activities:
Proceeds from issuance of long-term debt	$204.1	$(10.0)	$345.9	$2,254.0
Payments on long-term debt and capital lease obligations	(233.4)	(26.5)	(553.5)	(2,238.0)
Short-term financing, net	3.2	(6.7)	(3.4)	(11.9)
Financing fees paid	—	—	—	(4.4)
Taxes paid related to net share settlements of stock-based compensation awards	(0.5)	(1.5)	(3.2)	(7.5)
Stock option exercises	0.3	4.3	1.1	28.1
Contingent consideration payments	—	—	—	(3.2)
Other	0.6	0.5	0.6	0.5
Net cash (used) provided by financing activities	$(25.7)	$(39.9)	$(212.5)	$17.6
Effect of exchange rate changes on cash and cash equivalents	$(11.5)	$12.9	$(13.9)	$18.4
Net increase (decrease) in cash and cash equivalents	12.7	21.2	(338.4)	(14.6)
Cash and cash equivalents at beginning of period	115.9	300.6	467.0	336.4
Cash and cash equivalents at end of period	$128.6	$321.8	$128.6	$321.8

Schedule A
Univar Inc.
Reconciliation of Adjusted EBITDA to Reported Net Income
(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended June 30, 2018
Net sales:
External customers	$1,309.8	$450.9	$511.9	$100.0	$—	$2,372.6
Inter-segment	37.9	2.2	1.2	—	(41.3)	—
Total net sales	$1,347.7	$453.1	$513.1	$100.0	$(41.3)	$2,372.6
Cost of goods sold	1,056.9	384.2	394.9	77.4	(41.3)	1,872.1
Gross profit	$290.8	$68.9	$118.2	$22.6	$—	$500.5
Outbound freight and handling	56.7	12.0	15.8	2.0	—	86.5
Warehousing, selling and administrative	136.9	22.3	62.3	11.5	7.9	240.9
Adjusted EBITDA	$97.2	$34.6	$40.1	$9.1	$(7.9)	$173.1
Other operating expenses, net						11.0
Depreciation						30.9
Amortization						13.8
Interest expense, net						32.0
Other expense, net						2.1
Income tax expense						27.2
Net income						$56.1
Total assets	$3,310.1	$1,758.6	$1,017.3	$220.6	$(597.5)	$5,709.1

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Eliminations	Consolidated
Three Months Ended June 30, 2017
Net sales:
External customers	$1,191.1	$492.4	$463.7	$99.8	$—	$2,247.0
Inter-segment	35.0	2.3	1.2	0.2	(38.7)	—
Total net sales	$1,226.1	$494.7	$464.9	$100.0	$(38.7)	$2,247.0
Cost of goods sold	950.4	427.2	360.2	81.5	(38.7)	1,780.6
Gross profit	$275.7	$67.5	$104.7	$18.5	$—	$466.4
Outbound freight and handling	47.3	9.2	13.8	1.6	—	71.9
Warehousing, selling and administrative	136.6	21.8	56.7	12.0	8.9	236.0
Adjusted EBITDA	$91.8	$36.5	$34.2	$4.9	$(8.9)	$158.5
Other operating expenses, net						24.2
Depreciation						34.1
Amortization						16.5
Interest expense, net						35.8
Other expense, net						9.3
Income tax expense						7.3
Net income						$31.3
Total assets	$3,643.1	$2,129.5	$972.2	$223.7	$(1,161.6)	$5,806.9

Schedule B
Univar Inc.
Other operating expenses, net
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2018	2017	2018	2017
Stock-based compensation expense	$4.3	$5.1	$13.7	$11.5
Restructuring charges	—	1.8	0.5	3.5
Other employee termination costs	4.4	1.4	6.8	3.1
Business transformation costs	—	11.5	—	20.6
Acquisition and integration related expenses	1.0	0.5	1.4	0.7
Other	1.3	3.9	2.2	4.6
Total other operating expenses, net	$11.0	$24.2	$24.6	$44.0

Schedule C
Univar Inc.
Other (expense) income, net
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2018	2017	2018	2017
Foreign currency transactions	$(4.2)	$(1.8)	$(4.3)	$(3.9)
Foreign currency denominated loans revaluation	(2.6)	(5.4)	(1.4)	(8.4)
Undesignated foreign currency derivative instruments	2.2	1.2	0.9	2.2
Undesignated interest rate swap contracts	—	(4.8)	—	(4.8)
Debt amendment costs	—	—	—	(4.2)
Non-operating retirement benefits	3.4	2.4	6.9	4.8
Other	(0.9)	(0.9)	(1.6)	(1.7)
Total other (expense) income, net	$(2.1)	$(9.3)	$0.5	$(16.0)

Schedule D
Univar Inc.
GAAP Net Income to Adjusted Net Income and Adjusted EBITDA Tabular reconciliations
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2018		2017		2018		2017
(in millions, except per share data)	Amount (2)	per share (1)(2)	Amount (2)	per share (1)(2)	Amount (2)	per share (1)(2)	Amount (2)	per share (1)(2)
Net income	$56.1	$0.40	$31.3	$0.22	$121.5	$0.86	$53.9	$0.38
Exchange loss (3)	6.8	0.05	7.2	0.05	5.7	0.04	12.3	0.09
Derivative (gain) loss (3)	(2.2)	(0.02)	3.6	0.03	(0.9)	(0.01)	2.6	0.02
Transformation costs (3)	—	—	11.5	0.09	—	—	20.6	0.15
Restructuring charges (3)	—	—	1.8	0.01	0.5	—	3.5	0.02
Other employee termination costs (3)	4.4	0.03	1.4	0.01	6.8	0.05	3.1	0.02
Debt amendment costs (3)	—	—	—	—	—	—	4.2	0.03
Loss on extinguishment of debt	—	—	—	—	—	—	0.8	0.01
Acquisition and integration related costs (3)	1.0	0.01	0.5	—	1.4	0.01	0.7	—
Other (3)	2.2	0.02	4.8	0.04	3.8	0.03	6.3	0.04
Benefit from income taxes related to reconciling items (4)	(3.6)	(0.02)	(5.0)	(0.05)	(4.9)	(0.03)	(10.1)	(0.07)
Other non-recurring tax items (4)	1.0	—	—	—	(8.0)	(0.06)	—	—
Adjusted net income	$65.7	$0.47	$57.1	$0.40	$125.9	$0.89	$97.9	$0.69
Stock-based compensation expense	4.3		5.1		13.7		11.5
Non-operating retirement benefits (5)	(3.4)		(2.4)		(6.9)		(4.8)
Interest expense, net	32.0		35.8		66.9		71.6
Depreciation	30.9		34.1		62.3		70.0
Amortization	13.8		16.5		27.2		33.2
All remaining provision for income taxes (4)	29.8		12.3		50.3		19.0
Adjusted EBITDA	$173.1		$158.5		$339.4		$298.4

Weighted average common shares outstanding:
Basic	141.1		140.1		141.0		139.8
Diluted (6)	142.0		141.3		142.0		141.2

(1)	Calculation based on dilutive share count.

(2)	The quarter-to-date period is calculated so the sum of quarterly amounts equals the year-to-date period. Immaterial differences may exist due to rounding.

(3)	Reconciling items represent items disclosed in Schedule B and Schedule C included in this document, excluding stock-based compensation and non-operating retirement benefits.

(4)
Total benefit from income taxes reconciles to the amount reported in the Condensed Consolidated Statement of Operations for each respective period. Tax on reconciling items is calculated using the effective tax rate adjusted for significant non-recurring tax items.

(5)
Includes the non-operating retirement benefit items currently disclosed in Schedule C. These items were previously reported in warehouse, selling and administrative (operating expenses) that have moved to other income (expense), net as part of the adoption of the FASB retirement benefits accounting pronouncement.

(6)
Diluted earnings per share is calculated using net income (loss) or adjusted net income (loss) available to common shareholders divided by diluted weighted average shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potential dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.